Exhibit 99.1

Connecticut Water Service Confirms Receipt and Evaluation of Revised Acquisition

Proposal from Eversource Energy

Eversource’s Revised $64.00 Per Share Proposal Represents a Less Than 1% Increase from Previously Rejected $63.50 Per Share Proposal

Following Comprehensive Review, Connecticut Water Service Board Unanimously Rejects Eversource’s Revised Proposal as Inadequate and Not in Best Interests of Connecticut Water Shareholders

Revised Proposal Continues to Fall Short on Value and Stakeholder Benefits When Compared to SJW Group Merger as Well as to Value that Connecticut Water Can Deliver on Standalone Basis

Board Reiterates Willingness to Consider Any Proposal that Delivers Shareholder Value Which Is Superior to that Provided in SJW Group Merger of Equals

Board Believes Any Change-of-Control Acquisition Proposal Should Exceed $69.50 Per Share

Letter Sent to Eversource to Set the Record Straight Regarding Eversource’s Continued Mischaracterizations of Connecticut Water’s Willingness to Engage and the Significant Value and Certain Benefits Created by the SJW Group Merger

Clinton, Conn., July 13, 2018 – Connecticut Water Service, Inc. (NASDAQ: CTWS) today announced that it recently received a revised acquisition proposal from Eversource Energy (NYSE: ES) to acquire all of the outstanding shares of Connecticut Water common stock for $64.00 per share in cash and/or in Eversource common stock at the election of Connecticut Water shareholders. In accordance with the terms of the SJW Group amended merger agreement, the Connecticut Water Service Board of Directors, in consultation with its financial and legal advisors, carefully reviewed Eversource’s revised acquisition proposal and unanimously concluded that it is not a superior proposal as compared to the terms, value and benefits of the SJW Group (NYSE: SJW) merger of equals. Moreover, the Board unanimously determined that Eversource’s revised proposal is inadequate and still undervalues Connecticut Water on a standalone basis.

In unanimously rejecting Eversource’s revised proposal, the Connecticut Water Service Board reiterated its willingness to consider any proposal from Eversource or any other party that delivers shareholder value superior to that provided in the SJW Group merger. To date, no superior alternative proposal has been received, even with Connecticut Water undertaking a public go-shop process during which more than 50 potential bidders were actively solicited. The company noted that Eversource was among the parties invited to participate in this process, but it declined to do so and instead has pursued a public misinformation campaign.

Carol P. Wallace, Chairman of the Connecticut Water Service Board, said, “Our Board has been, and remains, committed to acting in the best interests of the company and all Connecticut Water shareholders. Consistent with this commitment, we have actively tried to engage with Eversource, including providing operating and financial information, participating in multiple conversations and providing access to the company’s Board, management and financial advisors. Despite our engagement, Eversource submitted a revised proposal that represents an increase of less than 1% from its April 5, 2018, proposal of $63.50 per share.”

“While we have repeatedly tried to engage with Eversource, including putting forth a reasonable counter proposal that better reflected the value of the company, Eversource has failed to engage with us in a meaningful way and has not materially modified its proposal. The Connecticut Water Service Board believes that any change-of-control acquisition proposal should provide value superior to that created by the SJW Group merger of equals and should compensate our shareholders with an appropriate premium that reflects Connecticut Water’s high-quality, highly desirable and well-managed assets. Absent a full and fair proposal or any indication from Eversource that it is willing to make such a proposal, there is no basis for further discussions with Eversource, particularly given the access and information already provided to Eversource. Accordingly, we are directing our attention to realizing the significant value and certain benefits created by the merger with SJW Group,” concluded Ms. Wallace.

As previously disclosed, on June 20, 2018, Eversource’s financial advisor, Goldman Sachs Group, Inc., contacted Connecticut Water’s financial advisor, Wells Fargo Securities, LLC, requesting a meeting to clarify aspects of Eversource’s $63.50 per share proposal. Connecticut Water chose to accept the meeting and provide Eversource with the opportunity to clarify its proposal in order to confirm that every viable alternative to the merger with SJW Group has been explored.

On June 29, 2018, Carol P. Wallace, Chairman of the Connecticut Water Service Board, and David C. Benoit, President and Chief Executive Officer of Connecticut Water, and representatives from the company’s financial advisor, Wells Fargo, met with representatives from Eversource and its financial advisor. During the meeting, Connecticut Water engaged with Eversource to determine whether there was a viable path forward with Eversource. Specifically, the parties discussed areas that the Connecticut Water Service Board previously determined were inadequate, including value for Connecticut Water shareholders and benefits for the customers, employees and communities served by Connecticut Water.

On July 2, 2018, Connecticut Water received Eversource’s revised, non-binding $64.00 per share proposal, which the Board, in consultation with its financial and legal advisors, thoroughly reviewed.

On July 7, 2018, Carol P. Wallace, Chairman of the Connecticut Water Service Board of Directors, and David C. Benoit, President and Chief Executive Officer of Connecticut Water, sent the following letter to James J. Judge, Chairman, President and Chief Executive Officer of Eversource, explaining the rationale for the value placed on the SJW Group merger and reviewing the Board’s determination to reject the $64.00 per share proposal as inadequate, not superior to the SJW Group merger and not in the best interests of Connecticut Water shareholders:

July 7, 2018

Mr. James J. Judge

Chairman, President and Chief Executive Officer

Eversource Energy

800 Boylston Street

Boston, MA 02199

Dear Jim:

Thank you for meeting with Carol and me on June 29, 2018 and for formally submitting Eversource’s non-binding revised proposal to acquire all of the outstanding shares of Connecticut Water common stock for $64.00 per share in cash and/or Eversource common stock on July 2, 2018.

As we shared with you on our call on Saturday, July 7, 2018, after careful review and consideration of the revised proposal, including consultation with our financial and legal advisors, the Board of Directors of Connecticut Water has unanimously determined that the revised proposal, which represents a less than 1% increase from Eversource’s April 5, 2018 proposal of $63.50, does not constitute a superior proposal as compared to the terms, value and benefits of the SJW Group merger. Moreover, the Board has unanimously determined that Eversource’s acquisition proposal is inadequate and significantly undervalues Connecticut Water.

We wanted to take this opportunity to reiterate for you in more detail the reasons for the Board’s determination.

We can get to $64.00 per share on our own, while preserving for our shareholders even greater upside potential. Based on our business plan, current trading levels and historic trading multiples as a standalone company, the Connecticut Water Board of Directors and management team believe that Connecticut Water’s common stock would, on its own, trade at a price similar to Eversource’s proposed price in the near term, and we would still retain the ability to sell Connecticut Water at a premium in connection with a future transaction or engage in some other value maximizing transaction similar to the SJW Group merger.

The SJW Group merger adds substantial value to Connecticut Water’s standalone value both at completion and over the long-term, and this value is significantly greater than what you have proposed. Your $64.00 per share proposal is less than the $64.72 per share implied value that Connecticut Water shareholders would receive through the SJW Group merger at its completion.1 Notably, even greater value creation in the future is very achievable based on our combined asset base, prospects for continued growth and opportunities for M&A as either a buyer – or a seller. Our internal estimates based on Connecticut Water’s and SJW Group’s financial projections through 2022 (which have been made publicly available in the Form S-4) imply a future value per Connecticut Water share of $85.74 by 2023, calculated by multiplying the pro forma earnings per share by an average historical trading multiple of 25.0x (which is at the midpoint of the multiples range for valuation of water utilities). Discounting that $85.74 plus aggregate expected dividends back to the beginning of 2018 at the average of the two combined companies’ weighted cost of equity, the present value per Connecticut Water share under the SJW Group merger is more than $69.00. Completing the SJW Group merger also retains and enhances the combined company’s ability to both attain further growth on a standalone basis (through acquisitions and capital investments not currently contemplated by the companies’ financial projections) and sell the combined company at an additional premium in connection with a future transaction. Furthermore, in the SJW Group merger, we have achieved for Connecticut Water shareholders a significantly higher than average premium for a merger of equals transaction; in contrast, your revised proposal constitutes a 22% premium, which is substantially lower than the historical average premium of more than 30% for utility acquisition transactions.

It is primarily for these reasons that the Board of Directors of Connecticut Water unanimously views the SJW Group merger as being substantially economically superior to Eversource’s revised proposal.

That said, and let me reiterate, the Board of Directors is committed to acting in the best interests of the Company and all Connecticut Water shareholders, and we stand ready and willing to consider a full and fair proposal from Eversource (or any other party) that delivers value and benefits superior to those provided in the SJW Group merger.

[1]	Based on the 1.1375 exchange ratio and SJW Group’s closing stock price of $56.90 per share on April 25, 2018, the day before California Water Service announced its proposal to acquire SJW Group. The value per share of the merger of equals with SJW Group is not fixed and fluctuates based on SJW Group’s stock price.

To underscore this commitment, the Board of Directors would be prepared to engage in further discussions regarding a possible acquisition by Eversource if Eversource submitted a proposal that exceeded $69.50 on or before Thursday, July 12, 2018. We believe this price is reasonable not only in light of the value expected from the SJW Group merger, but also based on the value we are confident we can deliver to Connecticut Water shareholders on a standalone basis through the continued execution of our business plan if the SJW Group merger is not completed. The Board of Directors would also expect that any transaction with a third party, including Eversource, would provide employee, customer and community benefits at least as favorable as those provided by the SJW Group merger. We note that we do not see a need for the proposed paid advisory board role for current members of the Board of Directors as suggested in your July 2, 2018 proposal and would instead recommend that you focus your attention on enhancing the value of your offer and benefits to our stakeholders.

On behalf of the Board of Directors of Connecticut Water Service, Inc.,

Sincerely,

Connecticut Water Service, Inc.

By:	/s/ Carol P. Wallace	By:	/s/ David C. Benoit
Name:	Carol P. Wallace	Name:	David C. Benoit
Title:	Chairman of the Board of Directors	Title:	President and Chief Executive Officer

On July 11, 2018, Connecticut Water received a letter from Eversource reiterating its inadequate $64.00 per share proposal. In its letter, Eversource provided no movement toward Connecticut Water’s $69.50 per share counterproposal, but instead continued to assert numerous inaccuracies and mischaracterizations regarding the significant value and certain benefits created by the SJW Group merger. On July 12, 2018, Connecticut Water sent the following letter to Eversource to set the record straight and correct these inaccuracies and mischaracterizations:

July 12, 2018

Mr. James J. Judge

Chairman, President and Chief Executive Officer

Eversource Energy

800 Boylston Street

Boston, MA 02199

Dear Jim:

We received your July 11, 2018 letter. We were surprised that, despite our multiple conversations and the data provided, you failed to make any movement toward our reasonable counter proposal and instead, simply reiterated the $64.00 per share proposal that you know our Board of Directors already determined was inadequate, as detailed in our July 7, 2018 letter to you.

Moreover, Eversource’s July 11 letter continues to make inaccurate and misleading statements that mischaracterize our engagement with Eversource and the significant value and certain benefits provided by the SJW Group merger. We want to set the record straight:

•	The SJW Group merger is a merger of equals (MOE) transaction and not a “sale” as you continue to wrongly assert. This is an important distinction because an MOE provides specific value and certain benefits to all of our stakeholders that Eversource’s acquisition proposal does not. Indeed, in addition to the significant value the SJW Group merger provides to our shareholders at closing and over the long-term, our merger with SJW Group maintains a strong local workforce with no layoffs, our long-standing commitment to outstanding customer service, commitments for approximately $200 million of annual capital investments across the combined operations, a commitment to environmental stewardship, and a commitment to ongoing support of our communities, which is fortified by our continuing New England headquarters located in Clinton, CT. These benefits stand in sharp contrast to Eversource’s proposal, which is not only silent on many of these stakeholder commitments, but also fails to provide full and fair value for Connecticut Water shareholders.

In addition, premiums for acquisition transactions and MOE transactions are different. Whereas Eversource’s acquisition proposal is 11% below the historical average premium for utility acquisition transactions, in the SJW Group merger, we have achieved for Connecticut Water shareholders a premium that is 13% higher than average premiums for a utility MOE transaction.

•	We have tried to actively engage with Eversource; it is Eversource who is unwilling to meaningfully engage with Connecticut Water. We have provided operating and financial information, participated in multiple conversations and provided access to the company’s Board of Directors, management and financial advisors. Eversource was also among the 50 parties invited to participate in our go-shop process, but Eversource declined to do so. Additionally, we put forth a reasonable counter proposal on July 7, 2018, that better reflected the value of the company and the value of the SJW Group merger. Yet, Eversource has not materially modified its proposal and has not made any movement in response to the counter proposal we submitted.

•	It is standard methodology to base the implied transaction premium upon the true unaffected share price rather than the midpoint of the discounted cash flow analysis, as you have suggested. Referencing Connecticut Water’s true unaffected price per share, prior to the announcement of the SJW Group merger, reduces the implied premium of Eversource’s revised proposal, which is meaningfully lower than the historical average premium paid in comparable utility acquisition transactions.

•	A 27.5x price-to-earnings multiple may be relevant for integrated electric and gas utility companies, but does not represent an “extremely compelling” valuation for an acquisition of high-quality, highly desirable and well-managed pure-play water assets like Connecticut Water. Additionally, our reasonable counter proposal of $69.50 per share implies a multiple of 29.8x our estimated 2018 earnings per share, which is in line with the implied price-to-earnings multiples achieved in other recent utility acquisition transactions.

•	Our merger with SJW Group remains on track to close during the fourth quarter of 2018. We are making progress with the necessary approvals. For example, as previously announced, the Federal Trade Commission has already granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

•	Eversource’s proposal is inadequate and significantly undervalues Connecticut Water. There is no reasonable basis for Eversource’s public assertions that its proposal is superior to the SJW Group merger and we strongly object to these continued references. We view Eversource’s public statements in this regard as false and as an attempt to mislead our shareholders in order to prevent Connecticut Water from securing the vote required to approve the SJW Group merger.

•	The breakup fee provision in our merger agreement is standard and customary, as Eversource’s own prior merger shows. The wisdom of the Connecticut Water Service Board of Directors in agreeing to the customary breakup fee as part of securing the value creating SJW Group merger – and not pursuing negotiations with Eversource that may have jeopardized that transaction – has been fully proven by Eversource’s inability to submit a competitive, let alone superior, proposal to the SJW Group merger.

Since Eversource has repeatedly failed to provide a full and fair proposal and has provided no indication that it is willing to make such a proposal, we are directing our attention to realizing the significant value and certain benefits created by the SJW Group merger, and we respectfully request that Eversource cease its wrongful pursuit of a plainly inferior proposal.

On behalf of the Board of Directors of Connecticut Water Service, Inc.,

Sincerely,

Connecticut Water Service, Inc.

By:	/s/ Carol P. Wallace	By:	/s/ David C. Benoit
Name:	Carol P. Wallace	Name:	David C. Benoit
Title:	Chairman of the Board of Directors	Title:	President and Chief Executive Officer

Additional information supporting the Board’s determination to reject Eversource’s revised proposal as inadequate and significantly undervaluing the company will be available in a Form 8-K filed today with the U.S. Securities and Exchange Commission and posted to www.sjw-ctws.com.

Connecticut Water remains subject to the SJW Group amended merger agreement, and its Board has not changed its recommendation regarding the SJW Group merger.

Wells Fargo Securities, LLC is serving as Connecticut Water’s financial advisor and Sullivan & Cromwell LLP as its legal counsel.

About CTWS

CTWS is a publicly traded holding company headquartered in Clinton, Connecticut. CTWS is the parent company of The Connecticut Water Company, The Maine Water Company, The Avon Water Company, and The Heritage Village Water Company. Together, these subsidiaries provide water service to more than 450,000 people in Connecticut and Maine, and wastewater service to more than 10,000 people in Connecticut.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “strategy,” or “anticipates,” or the negative of those words or other comparable terminology.

The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the following factors: (1) the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals from the shareholders of CTWS or the stockholders of SJW Group for the transaction are not obtained; (2) the risk that the regulatory approvals required for the transaction are not obtained, or that in order to obtain such regulatory approvals, conditions are imposed that adversely affect the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction; (3) the risk that the anticipated tax treatment of the transaction is not obtained; (4) the effect of water, utility, environmental and other governmental policies and regulations; (5) litigation relating to the transaction; (6) uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; (7) risks that the proposed transaction disrupts the current plans and operations of SJW Group or CTWS; (8) the ability of SJW Group and CTWS to retain and hire key personnel; (9) competitive responses to the proposed transaction; (10) unexpected costs, charges or expenses resulting from the transaction; (11) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (12) the combined companies’ ability to achieve the growth prospects and synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined companies’ existing businesses; and (13) legislative and economic developments. These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the joint proxy statement/prospectus that is included in the Registration Statement on Form S-4 filed by SJW Group with the Securities and Exchange Commission (the “SEC”) on April 25, 2018 in connection with the proposed transaction, as amended by that Amendment No. 1 to Form S-4 filed with the SEC on June 7, 2018 and that Amendment No. 2 to Form S-4 filed with the SEC on June 25, 2018, and CTWS’s quarterly report on Form 10-Q for the period ended March 31, 2018 filed with the SEC on May 9, 2018.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to CTWS’s overall business and financial condition, including those more fully described in CTWS’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended December 31, 2017 and SJW Group’s overall business, including those more fully described in SJW Group’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended December 31, 2017. Forward looking statements are not guarantees of performance, and speak only as of the date made, and neither CTWS or its management nor SJW Group or its management undertakes any obligation to update or revise any forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed transaction between CTWS and SJW Group, SJW Group filed with the SEC a Registration Statement on Form S-4, as amended by that Amendment No. 1 to Form S-4 filed with the SEC on June 7, 2018 and that Amendment No. 2 to Form S-4 filed with the SEC on June 25, 2018, that includes a joint proxy statement of CTWS and SJW Group that also constitutes a prospectus of SJW Group. CTWS will also file a GREEN proxy card with the SEC, and CTWS and SJW Group may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus, Form S-4 or any other document which CTWS or SJW Group has filed or may file with the SEC. INVESTORS AND SECURITY HOLDERS OF CTWS AND SJW GROUP ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain free copies of the Form S-4 and joint proxy statement/prospectus and any other documents filed with the SEC by CTWS or SJW Group through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by CTWS will be made available free of charge on CTWS’s investor relations website at https://ir.ctwater.com. Copies of documents filed with the SEC by SJW Group will be made available free of charge on SJW Group’s investor relations website at https://sjwgroup.com/investor_relations.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute an offer to sell, or the solicitation of an offer to subscribe for or buy, or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Participants in the Solicitation

CTWS, SJW Group and certain of their respective directors and officers, and other members of management and employees, may be deemed to be participants in the solicitation of proxies from the holders of CTWS and SJW Group securities in respect of the proposed transaction between CTWS and SJW Group. Information regarding CTWS’s directors and officers is available in CTWS’s annual report on Form 10-K for the fiscal year ended December 31, 2017 and its proxy statement for its 2018 annual meeting dated April 6, 2018, which are filed with the SEC. Information regarding the SJW Group’s directors and officers is available in SJW Group’s annual report on Form 10-K for the fiscal year ended December 31, 2017 and its proxy statement for its 2018 annual meeting dated March 6, 2018, which are filed with the SEC. Investors may obtain additional information regarding the interest of such participants by reading the Form S-4 and the joint proxy statement/prospectus and other documents filed with the SEC by CTWS and SJW Group. These documents will be available free of charge from the sources indicated above.

Connecticut Water Contacts

Daniel J. Meaney, APR

Director, Corporate Communications

(860) 664-6016

dmeaney@ctwater.com

Investors

Mike Verrechia / Bill Dooley

Morrow Sodali, LLC

(800) 662-5200

CTWS@morrowsodali.com

Media

Joele Frank, Wilkinson Brimmer Katcher

Sharon Stern / Barrett Golden / Joseph Sala

(212) 355-4449